Exhibit 5

RAICE PAYKIN & KRIEG LLP

ATTORNEYS AT LAW

185 MADISON AVENUE, 10TH FLOOR

NEW YORK, NEW YORK 10016

_______________________________________

(212) 725-4423 • FAX (212) 684-9022

PINCHUS D. RAICE · ·	Peter A. Joseph +
JOSEPH N. PAYKIN D	HOWARD A. JAFFE •
CHARLES D. KRIEG ·	DAVID J. WOLKENSTEIN ·
DAVID C. THOMAS ·	ROBERT M. STECKMAN •
JAMES KLATSKY ·	BENJAMIN SUESS *
AARON WARD *

OF COUNSEL	••	ADMITTED IN N.Y. AND N.J.
ISRAEL WEINSTOCK ·	•	ADMITTED IN N.Y.
JOHN M. TANENBAUM ++	D	ADMITTED IN N.Y. AND FL.
	D	ADMITTED IN N.Y. AND FL.
	++	ADMITTED IN N.Y. AND CA.

April 15, 2002

Gamecom, Inc.

440 North Center

Arlington, TX 76011

Gentlemen:

With respect to the Registration Statement on Form S-8 of Gamecom, Inc. (the "Company") in connection with the registration of 875,000 shares of common stock, par value $0.005, ("Common Stock") which have been reserved for issuance pursuant to a consulting agreement, we are of the opinion that the Common Stock when issued in accordance with the terms and provisions of the consulting agreement will be duly authorized, legally issued, fully paid and nonassessable.

This opinion is limited to the laws of the State of Texas, and we disclaim any opinion as to the laws of any other jurisdiction.  We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.  We express no opinion as to the applicable choice of law provisions contained in any agreement.

This opinion is rendered to you in connection with the issuance of the Common Stock and is solely for your benefit.  This opinion may be not relied upon by any other person, firm, corporation or other entity for any purpose, without prior written consent.

We hereby conset to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

Raice Paykin & Krieg LLP

By:

/s/ David C. Thomas

BELLE HARBOR, NY	WHITE PLAINS, NY	BLOOMFIELD, NJ